Capital Bancorp, Inc. Joins Russell 2000® Index December 18, 2018 ROCKVILL, Md., Dec. 18, 2018 /PRNewswire/ -- Capital Bancorp, Inc. (the"Company") (NASDAQ:CBNK), the bank holding company for Capital Bank, National Association (the "Bank"), the eighth largest bank headquartered in Maryland, announced that the company has been added to the Russell 2000® index as a part of their quarterly initial public offering (IPO) additions. "Joining the Russell 2000® Index is meaningful achievement for the Company and one which we hope will increase overall awareness and exposure to investors," said Edward Barry, CEO of Capital Bancorp, Inc. "The listing reflects the direction that the Bank is headed as we continue to grow and serve small to mid-sized businesses in the Mid-Atlantic region." Russell US Indexes are widely used by investment managers and institutional investors as the basis for index funds and as benchmarks for active investment strategies. Approximately $9 trillion in assets are benchmarked against Russell US Indexes. Russell US Indexes are part of FTSE Russell, a leading global index provider. For more information on the FTSE Russell 2000 Index IPO additions, please visit the IPO additions section of FTSE Russell website. About Capital Bancorp, Inc. Capital Bancorp, Inc., Rockville, Maryland is a registered bank holding company incorporated under the laws of Maryland. The Company's wholly owned subsidiary, Capital Bank, N.A., is the eighth largest bank headquartered in Maryland. Capital Bancorp has been providing financial services since 1999 and now operates bank branches in five locations in the greater Washington, D.C., Northern Virginia and Baltimore, Maryland markets. Capital Bancorp has assets of approximately $1.1 billion at September 30, 2018 and its common stock is traded in the NASDAQ Global Market under the symbol "CBNK." More information can be found at the Company's website www.CapitalBankMD.com under its investor relations page. About FTSE Russell FTSE Russell is a leading global index provider creating and managing a wide range of indexes, data and analytic solutions to meet client needs across asset classes, style and strategies. Covering 98% of the investable market, FTSE Russell indexes offer a true picture of global markets, combined with the specialist knowledge gained from developing local benchmarks around the world. FTSE Russell index expertise and products are used extensively by institutional and retail investors globally. Approximately $16.2 trillion is currently benchmarked to FTSE Russell indexes. For over 30 years, leading asset owners, asset managers, ETF providers and investment banks have chosen FTSE Russell indexes to benchmark their investment performance and create investment funds, ETFs, structured products and index-based derivatives. FTSE Russell indexes also provide clients with tools for asset allocation, investment strategy analysis and risk management. A core set of universal principles guides FTSE Russell index design and management: a transparent rules-based methodology is informed by independent committees of leading market participants. FTSE Russell is focused on index innovation and customer partnership applying the highest industry standards and embracing the IOSCO Principles. FTSE Russell is wholly owned by London Stock Exchange Group. Forward-looking Statements This press release contains forward-looking statements within the meaning of the Securities and Exchange Act of 1934, as amended, including statements of goals, intentions, and expectations as to future trends, plans, events or results of Company operations and policies and regarding general economic conditions. These forward-looking statements are based on current expectations that involve risks, uncertainties and assumptions. Because of these uncertainties and the assumptions on which the forward-looking statements are based, actual future operations and results in the future may differ materially from those indicated herein and include whether our inclusion in the Russell 2000 Index represents a meaningful achievement that will create awareness and exposure to investors. Readers are cautioned against placing undue reliance on any such forward- looking statements. For details on factors that could affect these expectations, see the risk factors and other cautionary language included in the Company's filings with the SEC. Except as required by law, the Company does not undertake to update forward-looking statements contained in this release. FINANCIAL CONTACT: Alan Jackson (240) 283-0402 MEDIA CONTACT: Ed Barry (240) 283-1912 WEB SITE: www.capitalbankmd.com View original content:http://www.prnewswire.com/news-releases/capital-bancorp-inc-joins-russell-2000-index-300767666.html SOURCE Capital Bancorp, Inc.